Exhibit 10.1

2024 [CEO] PSU AGREEMENT

PERFORMANCE SHARE GRANT NOTICE
UNDER THE
FRONTDOOR, INC. 2018 OMNIBUS INCENTIVE PLAN

Frontdoor, Inc., a Delaware corporation (the “Company”), pursuant to its 2018 Omnibus Incentive Plan, as may be amended from time to time (the “Plan”), hereby grants to the Associate set forth below the number of Performance Shares set forth below. The Performance Shares are subject to all of the terms and conditions as set forth in this Performance Share Grant Notice (this “Grant Notice”), in the Performance Share T&Cs (attached hereto), and in the Plan, all of which are incorporated herein in their entirety.

Associate:	###ParticipantName###
Grant Date:	###GrantDate###
Target Performance Shares:	###AwardsGranted###
Performance Cycle:	January 1, 2024 to December 31, 2026
Performance Goals:	Revenue Adjusted EBITDA
Performance Goal Levels and Earned Percentage:

Provided that the Associate has not undergone a Termination of [employment/service] (except as provided in Section 4(c)(ii) of the Performance Share T&Cs), the number of Performance Shares that will be eligible to vest hereunder (the “Earned Performance Shares”) will be an amount equal to the sum of each of the products (with respect to each of the Performance Goals set forth above) of (i) fifty percent (50%) of the number of Target Performance Shares as set forth above and granted hereunder multiplied by (ii) the applicable earned vesting percentage that corresponds to the performance level of each Performance Goal achieved during the Performance Cycle, as set forth in the table below (the “Earned Percentage”); provided, that, to the extent that the performance achieved is in between two Performance Goal Levels, the Earned Percentage shall be determined based on linear interpolation; provided, further, that (x) if the performance achieved is less than the Threshold Goal, the Earned Percentage shall be 0%, and (y) if the performance achieved is more than the Maximum Goal, the Earned Percentage shall be capped at 200%.

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Performance Goal	Performance Goal Level	Revenue	Earned Percentage of Target Performance Shares upon Achievement of Performance Goal
Revenue	Threshold Goal	US $5.420 billion	50%
	Target Goal	US $5.775 billion	100%
	Maximum Goal	US $6.121 billion	200%
Adjusted EBITDA	Threshold Goal	US $1.057 billion	50%
	Target Goal	US $1.124 billion	100%
	Maximum Goal	US $1.194 billion	200%

Vesting:

The Earned Performance Shares, as determined in accordance with this Grant Notice, shall vest on the third anniversary of the Grant Date (the “Vesting Date”).

After the completion of the Performance Cycle but before the Vesting Date, the Administrator shall determine and certify the level of achievement, including the Revenue achieved and the Earned Percentage, of the Performance Goal during the Performance Cycle (the date of such certification referred to herein as the “Certification Date”).

Definitions:

Capitalized terms not otherwise defined herein or in the Performance Share T&Cs shall have the meanings set forth in the Plan. For purposes of this Notice and the Performance Share T&Cs, the following definitions shall apply:

“Adjusted EBITDA” shall be equal to the aggregate of the Company’s Adjusted EBITDA for each fiscal year in the Performance Cycle, as publicly disclosed in the Company’s earnings release or in its filings with the U.S. Securities and Exchange Commission. Adjusted EBITDA may be adjusted positively or negatively, at the discretion of the Administrator, for Unanticipated Items and extraordinary, non-recurring and non-operational items.

“Revenue” shall be equal to the aggregate of Company’s consolidated revenue for each fiscal year in the Performance Cycle, as reported on its consolidated statements of operation and comprehensive income, calculated in conformity with U.S. generally accepted accounting principles (“GAAP”), and as publicly disclosed in the Company’s earnings release or in its filings with the U.S. Securities and Exchange Commission. Revenue may be adjusted positively or

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negatively, at the discretion of the Administrator, for Unanticipated Items.

“Target Vesting Percentage” shall mean an Earned Percentage with respect to the Performance Goal equal to the Target Goal, as set forth in the above table.

[“Termination of service” shall mean, for purposes of these Performance Shares, “Termination of service” or any corollary or similar term or terms shall have the meaning set forth in the Plan except (i) the Associate ceasing to be employed by the Company but continuing to serve as a Director shall not be a Termination of service unless and until the date upon which such Associate also ceases to be a member of the Board; and (ii) the Associate ceasing to be a member of the Board but continuing to be employed by the Company shall not be a Termination of service unless and until the date upon which such Associate also ceases to be employed by the Company.]

“Unanticipated Items” are items determined by the Administrator in its sole discretion to have been unanticipated items occurring during the Performance Cycle, the impact of which could not have been reasonably anticipated in the ordinary course of business as of the Grant Date, including, without limitation, mergers and investments, divestitures, natural disasters, storms, pandemics, foreign exchange variations, material litigation, material regulatory developments, and changes in GAAP accounting rules or their application; provided, however, that revenue and related items associated with mergers and acquisitions with less than $25 million for a trailing twelve (12)-month period at the time of the applicable transaction date shall not be an Unanticipated Item excluded from Revenue or Adjusted EBITDA.

FRONTDOOR, INC.

By:
Name:
Title:

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THE UNDERSIGNED ASSOCIATE ACKNOWLEDGES RECEIPT OF THIS PERFORMANCE SHARE GRANT NOTICE, THE TERMS AND CONDITIONS AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF PERFORMANCE SHARES HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS PERFORMANCE SHARE GRANT NOTICE, THE TERMS AND CONDITIONS AND THE PLAN.

Associate

________________________________

###ParticipantName###

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TERMS AND CONDITIONS
OF
PERFORMANCE SHARES
UNDER THE
FRONTDOOR, INC. 2018 OMNIBUS INCENTIVE PLAN

Pursuant to the Grant Notice delivered to the Associate (as defined in the Grant Notice), and subject to these Terms and Conditions of Performance Share (these “Performance Share T&Cs”) and the Frontdoor, Inc. 2018 Omnibus Incentive Plan (the “Plan”), Frontdoor, Inc., a Delaware corporation (the “Company”), and the Associate agree as follows. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan or the Grant Notice.

1.
Grant of Performance Shares. Subject to the terms and conditions set forth herein as well as in the Plan and the Grant Notice, the Company hereby grants to the Associate the number of Target Performance Shares provided in the Grant Notice. The Company may make one or more additional grants of Performance Shares to the Associate under these Performance Share T&Cs by providing the Associate with a new Grant Notice, which may also include any terms and conditions differing from these Performance Share T&Cs to the extent provided therein. The Company reserves all rights with respect to the granting of additional Performance Shares and makes no implied promise to grant additional Performance Shares.
2.
Vesting. Subject to the conditions contained herein and in the Plan, the Performance Shares shall vest as provided in the Grant Notice.
3.
Settlement of Performance Shares. Subject to Section 8 hereof, promptly following the date on which any Performance Shares become vested, and in any event no later than March 15th of the calendar year following the calendar year in which such vesting occurs (the “Settlement Date”), the Company shall issue to the Associate or the Associate’s beneficiary, without charge, one (1) share of Company Common Stock for each such vested Performance Share; provided, however, that the Administrator may, in its sole discretion, elect to (a) pay cash or part cash and part Shares in lieu of issuing only Shares; or (b) defer the issuance of Shares (or cash or part cash and Shares, as the case may be) beyond the Settlement Date if such extension would not cause adverse tax consequences under Section 409A of the Code or any successor provision. If a cash payment is made in lieu of issuing Shares in respect of such Performance Shares, the amount of such payment shall be equal to the Fair Market Value per share of the Company Common Stock as of the applicable vesting date.
4.
Treatment of Performance Shares upon Termination. Upon any Termination of [employment/service] of the Associate:
(a)
If such Termination is for Cause or by the Associate without Good Reason (as defined below), in each case, prior to the Vesting Date, all unvested Performance Shares will be forfeited to the Company by the Associate as of the date of such Termination for no consideration.

(b)
If such Termination is (i) by the Company and its Subsidiaries other than for Cause (and other than due to death or Disability) or (ii) by the Associate for Good Reason, in each case, prior to the Vesting Date, a pro rata portion of the Performance Shares granted hereunder (calculated based on a fraction, (x) the numerator of which is the number of days elapsed between the Grant Date and the date of Termination and (y) the denominator of which is the total number of days between the Grant Date and the end of the Performance Cycle) shall continue to be eligible to be earned pursuant to the Grant Notice and settled pursuant to Section 3 hereof (or at such earlier time as the Administrator in its discretion deems necessary to avoid adverse tax consequences under Section 409A or other provisions of the Code), subject to the Associate’s not having violated any restrictive covenant to which the Associate is subject with respect to the Company and its Subsidiaries (including the Restrictive Covenant Agreement). For purposes hereof, “Good Reason” means, without the Associate’s written consent, the occurrence of any of the following events:
(i)
The reduction in any material respect in the Associate’s position(s), authorities or responsibilities that the Associate had with the Company immediately prior to the time of the Associate’s notice of Good Reason resignation or the Change of Control, as applicable;
(ii)
A material reduction in the Associate’s annual rate of base salary, annual target cash bonus opportunity or annual target long-term incentive opportunity immediately prior to the time of the Associate’s notice of Good Reason resignation or the Change of Control, as applicable; or
(iii)
A material change in the location of the Associate’s location of work which will be at least more than fifty (50) miles from the Associate’s place at work at the Company immediately prior to the time of the Associate’s notice of Good Reason resignation or the Change of Control, as applicable.

If the Associate determines that Good Reason exists, the Associate must notify the Company in writing, within ninety (90) days following the initial existence of such grounds that the Associate determines constitutes Good Reason, or else such event shall not constitute Good Reason under the terms of the Associate’s employment. If the Company remedies such event within thirty (30) days following receipt of such notice (the “Cure Period”), the Associate may not terminate employment for Good Reason as a result of such event. In the event the Company does not timely remedy such event, the Associate must terminate his employment ninety (90) days following the end of the Cure Period for such termination to constitute a termination for Good Reason.

(c)
If such Termination is due to the Associate’s death or Disability, in each case,
(i)
more than thirty (30) days prior to the Certification Date, the Performance Shares granted hereunder shall vest based on a Target Vesting Percentage as of such

Termination date and be settled pursuant to Section 3 hereof (but in all events within thirty (30) days following the Termination); or
(ii)
within thirty (30) days prior to or at any time after the Certification Date but prior to the Vesting Date, the Performance Shares granted hereunder shall vest based on the greater of (i) the Target Vesting Percentage and the (ii) Earned Percentage, and be settled pursuant to Section 3 hereof (but in all events within thirty (30) days following the Termination).
5.
Effect of a Change in Control.
(a)
If the Administrator reasonably determines prior to a Change in Control that the Associate shall receive an “Alternative Award” meeting the requirements of the Plan, no cancellation, acceleration of vesting or other payment shall occur with respect to any Performance Share in connection with the Change in Control; provided, however, that if following a Change in Control, the Associate’s employment is terminated (other than for Cause and other than due to death or Disability) or the Associate resigns for Good Reason, in each case, at a time when any portion of the Alternative Award is unvested, the unvested portion of such Alternative Award shall immediately vest based on the Target Vesting Percentage and the Associate shall be provided with either cash or marketable stock equal to the fair market value of the stock subject to the Alternative Award on the date of Termination; provided, that if such Termination occurs during the last twelve (12) months of the Performance Cycle, the Earned Percentage shall be the greater of (i) Target Vesting Percentage and (ii) the projected Earned Percentage determined based on the projected performance achievement for the Performance Cycle, as certified by the Administrator in good faith.
(b)
If the Administrator reasonably determines prior to a Change in Control that the Associate shall not receive an “Alternative Award” meeting the requirements of the Plan, the Performance Shares granted hereunder shall vest immediately prior to the Change in Control based on the Target Vesting Percentage and shall be settled in Shares, which Shares shall be treated in the same manner as other Shares in such Change in Control; provided, that if such Change in Control occurs during the last twelve (12) months of the Performance Cycle, the Earned Percentage shall be the greater of (i) Target Vesting Percentage and (ii) the projected Earned Percentage determined based on the projected performance achievement for the Performance Cycle, as certified by the Administrator in good faith.
6.
Dividend Equivalents. If the Company pays any cash dividend or similar cash distribution on the Company Common Stock, the Company shall credit the Associate’s account with additional Performance Shares in an amount equal to (a) the product of (i) the number of the Associate’s Performance Shares as of the record date for such distribution times (ii) the per share amount of such dividend or similar cash distribution on Company Common Stock, divided by (b) the Fair Market Value on the date such additional Performance Shares are so credited, rounded down to the nearest whole number of shares. If the Company makes any dividend or other distribution on the Company Common Stock in the form of Company Common Stock or other securities, the Company will credit the Associate’s account with that number of additional shares of Company Common Stock or other securities that would have been distributed with respect to that number of shares of Company Common Stock underlying the Associate’s

Performance Shares as of the record date thereof. Any cash amounts or shares of Company Common Stock or other securities credited to the Associate’s account shall be paid to the Associate on the applicable settlement date.
7.
Restriction on Transfer; Non-Transferability of Performance Shares. The Performance Shares are not assignable or transferable, in whole or in part, and they may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including, but not limited to, by gift, operation of law or otherwise). Except as otherwise provided herein, no assignment or transfer of the Performance Shares, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such attempted assignment or transfer the Performance Shares shall terminate and become of no further effect.
8.
Tax Withholding. Any applicable tax withholding requirements in connection with the Performance Shares shall be satisfied in accordance with Section 15.11 of the Plan.
9.
Restrictive Covenant Agreement. The Associate acknowledges and agrees that as a condition of receipt of the grant of the Performance Shares the Associate shall execute and deliver to the Company a Noncompetition, Assignment of Work Product and Confidentiality Agreement (the “Restrictive Covenant Agreement”), in the form attached hereto as Exhibit A, the provisions of which are hereby incorporated by reference. The Associate acknowledges that the Associate has read and understands such covenants, including, specifically, the scope and duration thereof, and acknowledges and agrees that the terms of such Restrictive Covenant Agreement are in consideration for the Associate’s receipt of the grant of the Performance Shares under the Grant Notice, the Associate’s receipt of other benefits provided in the Grant Notice, these Performance Share T&Cs, in the Plan and elsewhere, and the Associate’s access to Confidential Information (as defined in the Restrictive Covenant Agreement). The Restrictive Covenant Agreement is in addition to and does not supersede any other agreements between the Associate and the Company and its Subsidiaries prohibiting competition with the Company and its Subsidiaries. No provisions in the Plan shall narrow the restrictions of, or terminate, the Restrictive Covenant Agreement and in the event of any inconsistency between the Restrictive Covenant Agreement and the Plan, the Restrictive Covenant Agreement shall govern. Nothing in the Restrictive Covenant Agreement shall be construed to restrict the right of an attorney to practice law to the extent protected by statute, common law or applicable rules of professional conduct.
10.
Miscellaneous.
(a)
Incorporation of Forfeiture Provisions. The Associate acknowledges and agrees that, pursuant to the Plan, he or she shall be subject to the Company’s Clawback Policy and Executive Clawback Policy and any generally applicable disgorgement or forfeiture provisions set forth in Article XIII of the Plan as of the Grant Date or as required by applicable law after the Grant Date.

(b)
Dispute Resolution. Any dispute or controversy between the Associate and the Company, whether arising out of or relating to these Performance Share T&Cs, the breach of these Performance Share T&Cs, or otherwise, shall be resolved in accordance with the Frontdoor We Listen Dispute Resolution Plan then in effect. Notwithstanding the foregoing, the Associate agrees that the Company may seek a temporary restraining order and/or preliminary injunction in any court of competent jurisdiction, without the posting of a bond, in order to preserve the status quo or to enforce the restrictive covenants contained in the Restrictive Covenant Agreement.
(c)
Authorization to Share Personal Data. The Associate authorizes any Affiliate of the Company that employs the Associate or that otherwise has or lawfully obtains personal data relating to the Associate to divulge or transfer such personal data to the Company or to a third party, in each case in any jurisdiction, if and to the extent appropriate in connection with these Performance Share T&Cs or the administration of the Plan.
(d)
No Rights as Stockholder. The Associate shall have no rights as a stockholder of the Company with respect to any Performance Shares or Shares covered by the Performance Shares until the delivery of the Shares.
(e)
No Right to Continued Employment. Nothing in these Performance Share T&Cs shall be deemed to confer on the Associate any right to continue in the employ of the Company or any Subsidiary, or to interfere with or limit in any way the right of the Company or any Subsidiary to terminate such employment at any time.
(f)
Binding Effect; Benefits. These Performance Share T&Cs shall be binding upon and inure to the benefit of the parties to these Performance Share T&Cs and their respective successors and assigns. Nothing in these Performance Share T&Cs, express or implied, is intended or shall be construed to give any person other than the parties to these Performance Share T&Cs or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.
(g)
Waiver; Amendment.
(i)
Waiver. Any party hereto or beneficiary hereof may by written notice to the other party (A) waive compliance with any of the conditions or covenants of the other party contained in these Performance Share T&Cs and (B) waive or modify performance of any of the obligations of the other party under these Performance Share T&Cs. Except as provided in the preceding sentence, no action taken pursuant to these Performance Share T&Cs, including, without limitation, any investigation by or on behalf of any party or beneficiary, shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto or beneficiary hereof of a breach of any provision of these Performance Share T&Cs shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party or beneficiary to exercise any right or privilege hereunder shall be deemed a waiver of such party’s or beneficiary’s rights or privileges hereunder or shall be deemed a waiver of such party’s or beneficiary’s rights to exercise the same at any subsequent time or times hereunder.

(ii)
Amendment. These Performance Share T&Cs may not be amended, modified or supplemented orally, but only by a written instrument executed by the Associate and the Company.
(h)
Assignability. Neither these Performance Share T&Cs nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Associate without the prior written consent of the other party.
(i)
Applicable Law and Forum. These Performance Share T&Cs shall be governed by and construed in accordance with the law of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction. Subject to the dispute resolution provision contained herein, any judicial action to enforce, interpret or challenge these Performance Share T&Cs shall be brought in the federal or state courts located in the State of Delaware, which shall be the exclusive forum for resolving such disputes. Both parties irrevocably consent to the personal jurisdiction of such courts for purposes of any such action.
(j)
Waiver of Jury Trial. Each party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding arising out of these Performance Share T&Cs or any transaction contemplated hereby. Each party (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into these Performance Share T&Cs by, among other things, the mutual waivers and certifications in this section.
(k)
Section and Other Headings, etc. The section and other headings contained in these Performance Share T&Cs are for reference purposes only and shall not affect the meaning or interpretation hereof.
(l)
Counterparts. These Performance Share T&Cs may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument. To the extent that the Company has established, either itself or through a third-party plan administrator, the ability to accept these Performance Share T&Cs electronically, such acceptance shall constitute the Associate’s signature hereto.
(m)
Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and provisions of the Plan or the Grant Notice and these Performance Share T&Cs, the Plan or the Grant Notice, as applicable, shall govern and control.

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